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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D. C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported): March 20, 2000


                           GREAT PLAINS SOFTWARE, INC.
             (Exact name of registrant as specified in its charter)


MINNESOTA                            000-22703              45-0374871
(State or other jurisdiction         (Commission            (IRS Employer
of incorporation)                    File Number)           Identification No.)


                1701 S.W. 38th Street, Fargo, North Dakota 58103

               (Address of principal executive offices) (Zip Code)


       Registrant's telephone number, including area code: (701) 281-0550


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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

         On March 20, 2000, Great Plains Software, Inc. ("Great Plains") completed the acquisition of FRx Software Corporation pursuant to an Agreement and Plan of Merger dated as of February 22, 2000, as amended by an Amendment to Agreement and Plan of Merger dated as of March 15, 2000, among Great Plains, GPS Acquisition, Inc., FRx Software Corporation ("FRx") and Michael L. Rohan, the principal shareholder of FRx. Approximately 823,000 shares of Great Plains' common stock and $9.73 million in cash were issued in connection with the transaction. By the terms of the merger agreement, FRx was merged with and into GPS Acquisition.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

         (a)      Financial Information

         The required financial statements with respect to FRx are not available as of the date of this report. In accordance with paragraph 4 of Item 7(a) of Form 8-K, Great Plains will file the financial statements by amendment as soon as practicable and no later than 60 days from the date on which this report must be filed.

         (b)      Pro Forma Financial Information

         The required pro forma financial statements with respect to FRx and Great Plains are not available as of the date of this report. In accordance with paragraph 4 of Item 7(a) of Form 8-K, Great Plains will file the pro forma financial statements by amendment as soon as practicable and no later than 60 days from the date on which this report must be filed.

         (c)      Exhibits.

         2.1 Agreement and Plan of Merger dated as of February 22, 2000, between Great Plains Software, Inc., GPS Acquisition, Inc., FRx Software Corporation and Michael L. Rohan

         2.2 Amendment to Agreement and Plan of Merger dated as of March 15, 2000, between Great Plains Software, Inc., GPS Acquisition, Inc., FRx Software Corporation and Michael L. Rohan.

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



Dated:  April 3, 2000                       GREAT PLAINS SOFTWARE, INC.



                                            By:  /s/ Douglas J. Burgum
                                                 ---------------------
                                            Name:  Douglas J. Burgum
                                            Chairman of the Board, President and
                                            Chief Executive Officer


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                                INDEX TO EXHIBITS

NUMBER                                 DESCRIPTION

2.1 Agreement and Plan of Merger dated as of February 22, 2000, between Great Plains Software, Inc., GPS Acquisition, Inc., FRx Software Corporation and Michael L. Rohan

2.2 Amendment to Agreement and Plan of Merger dated as of March 15, 2000, between Great Plains Software, Inc., GPS Acquisition, Inc., FRx Software Corporation and Michael L. Rohan.


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